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                                                                   EXHIBIT 10.10
                     SECOND AMENDED EMPLOYMENT AGREEMENT


     This SECOND AMENDED EMPLOYMENT AGREEMENT ("Agreement"), effective as of April 1, 1997 between HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA, an Ohio corporation (the "Company"), HEALTH CARE AND RETIREMENT CORPORATION, a Delaware corporation and sole stockholder of the Company ("HCR) and M. KEITH WEIKEL ("Employee"), supersedes and replaces all prior employment agreements between the parties hereto.

                                   RECITALS

A. The Company has agreed to employ Employee in the position and at the base rate of pay set forth on Schedule I.

B. The Company has further agreed to provide severance benefits to Employee upon a termination of Employee's employment resulting from certain specified events.

C. The Company wishes to insure that its senior executives and other key employees are not practically disabled from discharging their duties in respect to a proposed or actual transaction involving a Change in Control.

D. The Company desires to assure itself of both present and future continuity of management and desires to establish certain minimum severance benefits for certain of its senior executive officers and other key employees, including Employee, applicable in the event of a Change in Control.

                                    EVENTS

     In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employee and the Company hereby agree as follows:

     1. CERTAIN DEFINED TERMS. The following terms have the meanings set forth below:

           (a) "Accounting Firm" is defined in Section 10(b).

           (b) "Aggregate Cash Compensation" means the sum of Base Pay and Employee's cash bonuses pursuant to the Company's Annual Incentive Plan and Performance Award Plan as in effect at any time of determination.

           (c) "Base Pay" means Employee's annual base salary as in effect at any time of determination.

           (d) "Board" means the Board of Directors of HCR.

           (e) "Cause" means Employee's financial dishonesty, fraud in the performance of his duties, willful failure to perform assigned duties hereunder or the commission of a felony.

           (f) "Change in Control" means the occurrence during the Protected Term of any of the following events:



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                 (i) HCR is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of the then outstanding securities of such resulting corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of HCR immediately prior to such transaction;

                 (ii) HCR sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of HCR immediately prior to such sale or transfer;

                 (iii) There is a report filed on Schedule 13D or Schedule
            14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 15% or more of the then outstanding Voting Stock of HCR;

                 (iv) HCR files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of HCR has occurred or will occur in the future pursuant to any then existing contract or transaction; or

                 (v) If, during any consecutive twelve month period,
            individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by HCR's stockholders, by a vote of at least one-half of the Directors (or a committee thereof) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

           Notwithstanding the foregoing provisions of Sections 1(f)(iii) or 1(f)(iv), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Sections 1(f)(iii) or 1(f)(iv) solely because (1) HCR,
      (2) any Subsidiary (including, without limitation, the Company) or (3) any employee stock ownership plan or any other employee benefit plan of HCR or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock of HCR, whether in excess of 15% or otherwise, or because HCR reports that a change in control of HCR has occurred or will occur in the future by reason of such beneficial ownership.

           (g) "Competing Business" shall mean any person, corporation or other entity engaged in the United States of America in providing long-term care, skilled nursing or rehabilitative services or selling or attempting to sell or providing or attempting to provide any



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      other product or service which is the same as or similar to products or services sold or provided by the Company within the last 2 years prior to termination of Employee's employment hereunder.

           (h) "Continuation Period" means the thirty-six months immediately following the Termination Date.

           (i) "Director" means a member of the Board.

           (j) "Employee Benefits" means the perquisites and benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which Employee is entitled to participate at any time of determination, including, without limitation, any stock option, stock purchase, stock appreciation, savings, pension, supplemental employee retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies.

           (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (l) "Excise Tax" is defined in Section 10(a).

           (m) "Gross-Up Payment" is defined in Section 10(a).

           (n) "ISO" is defined in Section 10(a).

           (o) "Payment" is defined in Section 10(a).

           (p) "Protected Term" means the period commencing as of the date hereof and expiring as of the close of business on March 31, 2000; provided, however, that: (i) commencing on April 1, 1998 and each April 1 thereafter, the term of this Agreement will automatically be extended for an additional year unless, not later than December 31 of the immediately preceding year, the Company or Employee shall have given notice that it or Employee, as the case may be, does not wish to have the Protected Term extended; and (ii) except as otherwise provided in the last sentence of
      Section 12, if, prior to a Change in Control, Employee ceases for any reason to be an employee of the Company, thereupon without further action the Protected Term shall be deemed to have expired and Sections 8, 10, 11 and 14(a) and the last sentence of Section 12 of this Agreement and the portion of any other provision of this Agreement that incorporates such provisions will immediately terminate and be of no further effect. For purposes of this Section 1(p), Employee shall not be deemed to have ceased to be an employee of the Company by reason of the transfer of Employee's employment between or among HCR and the Company or any other Subsidiary.

           (q) "Severance Period" means the period of time commencing on the date of the occurrence of a Change in Control and continuing until the earliest of (i) the third anniversary of the occurrence of the Change in Control (ii) Employee's death, or (ii) Employee's attainment of age 65.

           (r) "Severance Benefits" are defined in Section 8(b).



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           (s) "Subsidiary" means any entity in which HCR directly or indirectly beneficially owns 50% or more of the then outstanding Voting Stock.

           (t) "Termination Date" means the effective date of Employee's termination of employment with the Company; provided that for purposes of this Section 1(t), Employee shall not be deemed to have ceased to be an employee of the Company by reason of the transfer of Employee's employment between or among HCR and the Company or any other Subsidiary.

           (u) "Underpayment" is defined in Section 10(a).

           (v) "Voting Stock" means securities entitled to vote generally in the election of directors.

     2. SALARY AND POSITION.  Employee's Base Pay and job title shown on
Schedule I are correct as of the date hereof and in accordance with Employee's understanding.

     3. AT-WILL EMPLOYMENT. Employee's employment with the Company is not for any specified term and may be terminated by Employee or by the Company at any time for any reason, with or without Cause.

     4. NO OTHER AGREEMENTS.  Except as specifically set forth herein and in
Schedule II attached hereto, Employee represents and warrants that there are no other written or oral agreements, understandings or commitments relating to Employee's future employment, work assignments, compensation (including compensation upon termination), benefits, or any other term or condition of employment.

     5. ENTIRE AGREEMENT. This Agreement and the agreements listed in Schedule II attached hereto constitute the complete agreement between Employee and the Company regarding any and all aspects of their employment relationship and supersede any and all prior written or oral agreements, understandings or commitments. Employee understands that no representative of the Company has been authorized to enter into any agreement, understanding or commitment with Employee which is inconsistent in any way with the terms of this Agreement.

     6. PROHIBITION AGAINST AMENDMENT. Employee's Base Pay may be modified by the Company at any time in its sole discretion. The retirement and benefit plans set forth in Schedule II attached hereto in which Employee is entitled to participate may be improved, reduced or terminated by the Company at any time in its sole discretion; provided, however, that no vested or accrued benefit shall be adversely affected. No term set forth in this Agreement, including without limitation the terms set forth in Section 3 hereof, may be modified in any way except by a written agreement signed by Employee and by an authorized representative of the Company which expressly states the intention of the parties to modify the terms of this Agreement.

     7. SEVERANCE PAYMENT NOT FOLLOWING A CHANGE IN CONTROL. Except as provided in Section 8:

           (a) Upon the termination of Employee's employment as a result of Employee's electing to resign his employment or to retire without the consent of the Company, no payments shall be required or made pursuant to this Section 7.



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           (b) Upon the termination of Employee's employment by the Company for
      Cause, no payments shall be required or made pursuant to this Section 7.

           (c) Upon the termination of Employee's employment by the Company for any reason other than for Cause or disability, the Company shall continue payment of Employee's Base Pay, at the rate then in effect on the Termination Date, for a period of one year after such Termination Date. The Company shall give thirty (30) days written notice of any such termination which notice shall specify the Termination Date.

           (d) Upon the termination of Employee's employment as a result of the death of Employee, the Company shall continue payment of Employee's Base Pay, at the rate then in effect on the Termination Date, for a period of one year after such Termination Date; provided, however, that such payments shall be offset by any survivor benefits, excluding life insurance proceeds, received by Employee's spouse or other designated beneficiary under the Company's plans, programs and policies.

           (e) Upon the termination of Employee's employment as a result of his becoming unable to perform his duties due to a disability as established by the award of long-term disability benefits under the Company's long-term disability plan, the Company may terminate Employee's employment by giving Employee thirty (30) days written notice of its intention to terminate. In such event, Company shall continue payment of Employee's Base Pay, at the rate then in effect on the Termination Date, for a period of one year after such Termination Date; provided, however, that such payments shall be offset by any disability benefits received by Employee, or his legal guardian, under the Company's plans, programs and policies.

           (f) Notwithstanding anything to the contrary contained in this
      Section 7, upon the termination of Employee's employment for any reason other than pursuant to Section 8, whether voluntarily or involuntarily and whether with or without Cause, Employee shall be entitled to the payments provided for hereunder and such rights as he otherwise has under the Company's Restricted Stock Plan and the Company's Stock Option Plan in the circumstances of his particular termination.

      8. TERMINATION FOLLOWING A CHANGE IN CONTROL.

           (a) Eligibility for Severance Benefits.

                 (i) If, during the Severance Period, Employee's employment is terminated by the Company other than for Cause and other than as a result of his death or disability pursuant to Section 7(d) or (e), Employee shall be entitled to the Severance Benefits.

                 (ii) Following the consummation of a Change in Control,
            Employee may elect, within the 60-day period following the occurrence of one of the following events, to terminate employment with the Company and receive the Severance Benefits (pursuant to written notice to the Board specifying the effective date of such termination which shall not be earlier than the date of the Board's receipt of such notice and shall not be later than the end of such 60-day period):



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                       (A) Failure to elect or reelect or otherwise to maintain
                  Employee in the office or position, or a substantially equivalent office or position, of or with the Company or successor, as the case may be, which Employee held immediately prior to a Change in Control, or the removal of Employee as a Director (or as a member of the board of directors of any successor thereto) if Employee shall have been a Director immediately prior to the Change in Control;

                       (B) The occurrence of any of the following:

                             (I) a significant adverse change in the nature or
                        scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company or successor, as the case may be, which Employee held immediately prior to the Change in Control;

                             (II) a reduction in Employee's Base Pay as in
                        effect immediately prior to the Change in Control;

                             (III) a material reduction in the scope or value
                        of Employee Benefits as in effect immediately prior to a Change in Control; or

                             (IV) any material breach of this Agreement by the
                        Company or any successor thereto,

                        which situation is not remedied within 10 calendar days after written notice to the Board (or the board of any successor) from Employee;

                       (C) The liquidation, dissolution, merger, consolidation
                  or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the surviving or successor entity, if other than the Company (by liquidation, merger, consolidation, reorganization, transfer or otherwise), to which all or substantially all of such business and/or assets have been transferred (directly or by operation of law) assumes all duties and obligations of the Company under this Agreement pursuant to Section 16(a); or

                       (D) The Company or any successor, as the case may be, by
                  which Employee is employed relocates its principal executive offices, or requires Employee to have his principal location of work changed, to any location which increases by more than 25 miles Employee's commute to such location immediately prior to the Change in Control, or requires Employee to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than the average of such time that was required of Employee in the three full years immediately prior to the Change of Control without, in either case, his prior written consent.


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                 (iii) If Employee elects to terminate employment with the
            Company or any successor, as the case may be, for any reason, or without reason, during such portion of the 180-day period immediately following the first anniversary of the occurrence of any Change in Control that falls within the Severance Period, Employee shall be entitled to the Severance Benefits.

           (b) Severance Benefits. If, following the occurrence of a Change in Control, Employee's employment with the Company is terminated pursuant to
      Section 8(a)(i), (ii) or (iii), the Company will pay to Employee the following amounts within five business days after the Termination Date and will provide to Employee the following benefits (collectively, the "Severance Benefits"):

                 (i) A lump sum payment equal to three times the highest
            Aggregate Cash Compensation paid or payable to Employee for any of the three calendar years preceding the year in which the Termination Date occurs or for the year in which the Termination Date occurs if the Termination Date occurs after the end of the first quarter; for purposes of this Section 8(b)(i), if the Company's financial performance for the year-to-date period preceding the Termination Date is consistent with budgeted levels (as certified by the Compensation Committee) then the Aggregate Cash Compensation for the year in which the Termination Date occurs shall be assumed to be equal to the sum of: (A) the Employee's Base Pay, (B) the Employee's Annual Incentive Plan bonus payable for the year in which the Termination Date occurs, calculated by multiplying the product of the Employee's Base Pay and the Employee's bonus percentage by 150%, and (C) the Employee's Performance Award Plan award payable for the award period ending with the year in which the Termination Date occurs as if the earnings per share growth rate for such year were assumed to be the actual growth rate for the year-to-date period prior to the Termination Date;

                 (ii) During the Continuation Period:

                       (A) the Company will arrange to provide Employee with
                  group medical, dental and vision benefits substantially similar to those which Employee was receiving or entitled to receive immediately prior to the Change in Control; and

                       (B) the Company (or successor) will provide Employee the
                  use of office space, furnishings and secretarial support services comparable to those provided to Employee immediately prior to the Change in Control;

                       If and to the extent that any benefit described in
                  Section 8(b)(ii)(A) is not or cannot be paid or provided under any policy, plan program or arrangement of the Company, then the Company will pay or provide for the payment to Employee, his dependents and beneficiaries, of such Employee Benefits in any manner selected by the Company. Without otherwise limiting the purposes or effect of Section 8, Employee Benefits otherwise receivable by Employee pursuant to Section 8(b)(ii)(A) will be reduced to the extent comparable welfare benefits are actually received by Employee from another employer during the Continuation Period, and any such benefits received by Employee shall be reported by Employee to the Company.



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